EXHIBIT 99.1

Vanguard Reports Third Quarter Results

NASHVILLE, Tenn. – May 11, 2006 -- Vanguard Health Systems, Inc. (“Vanguard”) today announced results for the third quarter ended March 31, 2006.

Total revenues for the quarter ended March 31, 2006 were $680.8 million, an increase of $37.8 million or 5.9% from the prior year quarter.  Patient service revenues and health plan premium revenues increased $22.8 million and $15.0 million, respectively, from the prior year quarter.  The increase in total revenues primarily resulted from an increase in patient acuity and improved reimbursement for services provided at our hospitals and pricing improvements at our health plans.

For the quarter ended March 31, 2006, Vanguard reported income before income taxes of $26.5 million compared to income before income taxes of $33.2 million during the prior year quarter.  The decrease was primarily attributable to the $12.4 million increase in depreciation and amortization during the current year quarter.  During the prior year quarter, Vanguard adjusted the carrying value of its property, plant and equipment based upon appraised values from the Blackstone transaction, which resulted in unusually low depreciation for that particular quarter.  Net income was $15.6 million for the quarter ended March 31, 2006 compared to $19.6 million for the prior year quarter.

Adjusted EBITDA was $70.3 million for the quarter ended March 31, 2006, a decrease of $3.2 million or 4.4% from the prior year quarter.  A reconciliation of Adjusted EBITDA to net income as determined in accordance with generally accepted accounting principles for the quarters ended March 31, 2005 and 2006 is included in the attached supplemental financial information.

The consolidated operating results for the quarter ended March 31, 2006 reflect a 4.1% decrease in discharges and a 4.7% decrease in hospital adjusted discharges compared to the prior year quarter.  Similar to others in the hospital industry, Vanguard experienced a softening in demand for inpatient services during the current year quarter.  Quarter over quarter emergency room visits decreased by 4.8%.  Quarter over quarter outpatient surgeries decreased by 4.2% primarily due to Vanguard’s sale of a majority of its partnership interests in an outpatient surgery center in San Antonio to an independent third party in October 2005.

Total revenues for the nine months ended March 31, 2006 were $1,970.2 million, an increase of $333.7 million or 20.4% from the prior year period.  Patient service revenues and health plan premium revenues increased $306.3 million and $27.4 million, respectively, from the prior year period.  $240.1 million of the period over period increase was attributable to Vanguard’s acquisition of three acute care hospitals in Massachusetts on December 31, 2004.  Total revenues, on a same hospital basis, increased by $93.6 million or 6.2% during the current year period compared to the prior year period. The increase in same hospital total revenues primarily resulted from an increase in patient acuity and improved reimbursement for services provided at our hospitals and pricing improvements at our health plans.

For the nine months ended March 31, 2006, Vanguard reported income before income taxes of $45.1 million compared to a loss before income taxes of $120.7 million during the prior year period.  The prior year loss before income taxes resulted from costs directly attributable to the Blackstone transaction including stock compensation of $96.7 million, debt extinguishment costs of $62.2 million and merger expenses of $23.2 million.  Net income for the nine months ended March 31, 2006 was $26.5 million compared to a net loss of $85.9 million during the prior year period.  Vanguard’s prior year net loss resulted from the after tax effect of the Blackstone-related costs.

Adjusted EBITDA was $196.6 million for the nine months ended March 31, 2006, an increase of $16.9 million or 9.4% from the prior year period.  A reconciliation of Adjusted EBITDA to net income (loss) as determined in accordance with generally accepted accounting principles for the nine-month periods ended March 31, 2005 and 2006 is included in the attached supplemental financial information.

The consolidated operating results for the nine months ended March 31, 2006 reflect a 9.5% increase in discharges and a 15.0% increase in hospital adjusted discharges compared to the prior year period.  These volume improvements are attributable to Vanguard’s acquisition of the Massachusetts hospitals on December 31, 2004.  On a same hospital basis, period over period discharges and hospital adjusted discharges decreased by 3.2% and 1.7%, respectively.  On a same hospital basis, period over period emergency room visits increased by 0.3%.  Same hospital outpatient surgeries decreased by 4.3% during the nine months ended March 31, 2006 compared to the prior year period primarily due to Vanguard’s sale of a majority of its partnership interests in an outpatient surgery center in San Antonio to an independent third party in October 2005.

Cash flows from operating activities were $89.5 million for the nine months ended March 31, 2006, a decrease of $52.0 million from the prior year period.  The decrease was primarily due to a period over period increase in payments of liabilities including a decrease in accounts payable days from 54 days to 44 days, expedited medical claims payments at Vanguard’s health plans during the current year period and a period over period increase in interest payments.  These current year period increased cash outflows were offset by the Massachusetts working capital buildup during the prior year period.  Cash used in investing activities decreased to $143.3 million during the current year period from $261.2 million during the prior year period.  During the prior year period, Vanguard paid $50.9 million for Blackstone-related acquisition costs and $87.7 million to acquire the Massachusetts hospitals.  Capital expenditures increased by $40.1 million or 29.2% during the current year period primarily as a result of a $63.8 million period over period increase in expenditures related to the significant expansion projects underway at certain of Vanguard’s San Antonio and Phoenix facilities.  Cash flows from financing activities increased by $12.6 million during the current year period. Prior year period cash flows from financing activities were significantly affected by the equity and debt transactions associated with the Blackstone transaction.

On March 8, 2006, certain subsidiaries of Vanguard sold medical office buildings in California to an independent third party for net sales proceeds of approximately $28.7 million.  Vanguard recognized a gain on sale of approximately $11.1 million ($8.3 million net of taxes) that is included in other costs and expenses in its condensed consolidated statements of operations for the quarter and nine months ended March 31, 2006.

“Multiple industry pressures including softened demand for inpatient services and the nationwide nursing shortage adversely impacted our third quarter operating results,” commented Charles N. Martin, Jr., Chairman and Chief Executive Officer.  “Through improved patient acuity mix and managing certain costs and expenses, we were able to lessen the impact of these industry pressures.  While we do not foresee an immediate recovery in the demand for inpatient services, we believe that our ongoing commitment to quality patient services and service expansion initiatives will benefit our competitive position in the long-term.”

Vanguard will host a conference call for investors at 11:00 a.m. EDT on May 12, 2006.  All interested investors are invited to access a live audio broadcast of the call, via webcast.  The live webcast can be accessed on the home page of Vanguard’s Web site at www.vanguardhealth.com by clicking on Third Quarter Webcast or at http://visualwebcaster.com/event.asp?id=33447.  If you are unable to participate during the live webcast, the call will be available on a replay basis on Vanguard’s Web site www.vanguardhealth.com.  To access the replay, click on Third Quarter Webcast on Vanguard’s home page or later on the Latest News link on the Investor Relations page of www.vanguardhealth.com.

Vanguard owns and operates 19 acute care hospitals and complementary facilities and services in Chicago, Illinois; Phoenix, Arizona; Orange County, California; San Antonio, Texas and Massachusetts.  The Company’s strategy is to develop locally branded, comprehensive healthcare delivery networks in urban markets.  Vanguard will pursue acquisitions where there are opportunities to partner with leading delivery systems in new urban markets.  Upon acquiring a facility or network of facilities, Vanguard implements strategic and operational improvement initiatives including expanding services, strengthening relationships with physicians and managed care organizations, recruiting new physicians and upgrading information systems and other capital equipment.  These strategies improve quality and network coverage in a cost effective and accessible manner for the communities we serve.

This press release contains forward-looking statements within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby.  These forward-looking statements include all statements that are not historical statements of fact and those statements regarding Vanguard’s intent, belief or expectations.  Do not rely on any forward-looking statements as such statements are subject to numerous factors, risks and uncertainties that could cause Vanguard’s actual outcomes, results, performance or achievements to be materially different from those projected.  These factors, risks and uncertainties include, among others, Vanguard’s high degree of leverage; Vanguard’s ability to incur substantially more debt; operating and financial restrictions in Vanguard’s debt agreements; Vanguard’s ability to successfully implement its business strategies; Vanguard’s ability to successfully integrate its recent and any future acquisitions; the highly competitive nature of the healthcare business; governmental regulation of the industry including Medicare and Medicaid reimbursement levels; changes in Federal, state or local regulation affecting the healthcare industry; the possible enactment of Federal or state healthcare reform; the ability to attract and retain qualified management and personnel, including physicians and nurses; claims and legal actions relating to professional liabilities or other matters; changes in accounting practices; changes in general economic conditions; Vanguard’s exposure to the increased amounts of and collection risks associated with uninsured accounts and the co-pay and deductible portions of insured accounts; the impact of changes to Vanguard’s charity care and self-pay discounting policies; the ability to enter into managed care provider and other payer arrangements on acceptable terms; the efforts of insurers, managed care payers, employers and others to contain healthcare costs;  the availability and terms of capital to fund the expansion of Vanguard’s business; the timeliness of reimbursement payments received under government programs; the potential adverse impact of known and unknown government investigations; and those factors, risks and uncertainties detailed in Vanguard’s filings from time to time with the Securities and Exchange Commission, including, among others, its Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q.

Although Vanguard believes that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate.  In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by Vanguard that its objectives and plans anticipated by the forward-looking statements will occur or be achieved, or if any of them do, what impact they will have on Vanguard’s results of operations and financial condition.  Vanguard undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Three months ended March 31,

	2005		2006

Patient service revenues	$559.3	87.0%	$582.1	85.5%
Premium revenues	83.7	13.0	98.7	14.5

Total revenues	643.0	100.0	680.8	100.0

Costs and Expenses:
Salaries and benefits	271.6	42.2	285.5	41.9
Supplies	108.8	16.9	111.4	16.4
Medical claims expense	62.2	9.7	74.3	10.9
Provision for doubtful accounts	40.2	6.3	46.3	6.8
Other operating expenses	86.9	13.5	93.5	13.7
Depreciation and amortization	13.1	2.0	25.5	3.8
Interest, net	25.4	4.0	27.8	4.1
Merger expenses	0.1	0.0	–	0.0
Other	1.5	0.2	(10.0)	(1.5)

Total costs and expenses	609.8	94.8	654.3	96.1

Income before income taxes	33.2	5.2	26.5	3.9
Income tax expense	13.6	2.1	10.9	1.6

Net income	$19.6	3.1%	$15.6	2.3%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations (Unaudited)
(In millions)

	Nine months ended March 31,

	2005 (combined basis)		2006

Patient service revenues	$1,389.7	84.9%	$1,696.0	86.1%
Premium revenues	246.8	15.1	274.2	13.9

Total revenues	1,636.5	100.0	1,970.2	100.0

Costs and Expenses:
Salaries and benefits	764.6	46.7	831.6	42.2
Supplies	268.8	16.4	318.8	16.2
Medical claims expense	179.1	11.0	196.7	10.0
Provision for doubtful accounts	110.2	6.8	135.7	6.9
Other operating expenses	231.2	14.1	291.9	14.8
Depreciation and amortization	53.0	3.3	74.5	3.8
Interest, net	62.3	3.8	82.4	4.2
Debt extinguishment costs	62.2	3.8	0.1	0.0
Merger expenses	23.2	1.4	–	0.0
Other	2.6	0.1	(6.6)	(0.4)

Total costs and expenses	1,757.2	107.4	1,925.1	97.7

Income (loss) before income taxes	(120.7)	(7.4)	45.1	2.3
Income tax expense (benefit)	(34.8)	(2.1)	18.6	0.9

Net income (loss)	(85.9)	(5.3)	26.5	1.4
Preferred dividends	(1.0)	0.0	–	0.0

Net income (loss) attributable to common stockholders	$(86.9)	(5.3)%	$26.5	1.4%

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Operations
(In millions)

	Predecessor	(Unaudited) September 23, 2004 through March 31, 2005	(Unaudited) Nine months ended March 31, 2005 (combined basis)

	July 1, 2004 through September 22, 2004

Patient service revenues	$377.3	$1,012.4	$1,389.7
Premium revenues	72.3	174.5	246.8

Total revenues	449.6	1,186.9	1,636.5

Costs and expenses:
Salaries and benefits	275.4	489.2	764.6
Supplies	72.3	196.5	268.8
Medical claims expense	55.0	124.1	179.1
Provision for doubtful accounts	31.5	78.7	110.2
Other operating expenses	65.0	166.2	231.2
Depreciation and amortization	17.4	35.6	53.0
Interest, net	9.8	52.5	62.3
Debt extinguishment costs	62.2	–	62.2
Merger expenses	23.1	0.1	23.2
Other	(0.1)	2.7	2.6

Total costs and expenses	611.6	1,145.6	1,757.2

Income (loss) before income taxes	(162.0)	41.3	(120.7)
Income tax expense (benefit)	(51.3)	16.5	(34.8)

Net income (loss)	(110.7)	24.8	(85.9)
Preferred stock dividends	(1.0)	–	(1.0)

Net income (loss) attributable to common stockholders	$(111.7)	$24.8	$(86.9)

VANGUARD HEALTH SYSTEMS, INC.
Supplemental Financial Information (Unaudited)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
(In millions)

	Three months ended March 31,		Nine months ended March 31,

	2005	2006	2005 (combined basis)	2006

Net income (loss)	$19.6	$15.6	$(85.9)	$26.5
Interest, net	25.4	27.8	62.3	82.4
Income tax expense (benefit)	13.6	10.9	(34.8)	18.6
Depreciation and amortization	13.1	25.5	53.0	74.5
Minority interests	0.3	0.7	(0.5)	2.3
Loss (gain) on sale of assets	0.2	(12.0)	1.0	(12.0)
Equity method income	(0.3)	–	(0.6)	(0.8)
Stock compensation	0.2	0.5	97.1	1.1
Debt extinguishment costs	–	–	62.2	0.1
Merger expenses	0.1	–	23.2	–
Monitoring fees	1.3	1.3	2.7	3.9

Adjusted EBITDA (a)	$73.5	$70.3	$179.7	$196.6

(a)

Adjusted EBITDA is defined as income before interest expense (net of interest income), income taxes, depreciation and amortization, minority interests, gain or loss on the sale of assets, equity method income or loss, stock compensation, debt extinguishment costs, merger expenses and monitoring fees.  Adjusted EBITDA is not intended as a substitute for net income, operating cash flows or other cash flow statement data determined in accordance with accounting principles generally accepted in the United States.  Due to varying methods of calculation, Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Balance Sheets
(In millions)

		(Unaudited)
	June 30, 2005	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$79.2	$169.0
Accounts receivable, net of allowance for uncollectible accounts of approximately $90.1 and $101.6 at June 30, 2005 and March 31, 2006, respectively	286.0	304.0
Inventories	43.5	46.7
Prepaid expenses and other current assets	36.1	55.3

Total current assets	444.8	575.0

Property, plant and equipment, net	1,072.8	1,131.4
Goodwill	813.1	817.2
Intangible assets, net	74.3	70.3
Investments in unconsolidated subsidiaries	9.0	8.8
Other assets	57.7	26.9

Total assets	$2,471.7	$2,629.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$145.5	$128.9
Accrued salaries and benefits	86.4	76.7
Accrued health claims	51.2	41.1
Accrued interest	14.5	26.2
Other accrued expenses and current liabilities	61.9	56.3
Current maturities of long-term debt	7.6	8.4

Total current liabilities	367.1	337.6
Minority interests in equity of consolidated entities	10.4	9.9
Other liabilities	68.9	74.1
Long-term debt, less current maturities	1,349.5	1,506.0
Commitments and contingencies

Stockholders’ equity:
Common Stock	–	–
Additional paid-in capital	643.2	642.9
Retained earnings	32.6	59.1

Total liabilities and stockholders’ equity	$2,471.7	$2,629.6

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine months ended March 31,

	2005 (combined basis)	2006

Operating activities:
Net income (loss)	$(85.9)	$26.5
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	53.0	74.5
Provision for doubtful accounts	110.2	135.7
Deferred income taxes	(34.8)	16.7
Amortization of loan costs	2.3	3.0
Accretion of principal on senior discount notes	7.3	11.5
Loss (gain) on sale of assets	1.0	(12.0)
Stock compensation	97.1	1.1
Debt extinguishment costs	62.2	0.1
Merger expenses	23.2	–
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(126.8)	(154.2)
Buildup of accounts receivable for recent acquisitions	(53.2)	–
Inventories	(1.5)	(3.3)
Prepaid expenses and other current assets	7.8	10.1
Accounts payable	34.0	(14.0)
Accrued expenses and other liabilities	45.6	(6.2)

Net cash provided by operating activities	141.5	89.5

Investing activities:
Acquisitions	(138.6)	(0.4)
Capital expenditures	(137.3)	(177.4)
Purchases of short-term investments	(87.8)	(98.4)
Sales of short-term investments	107.8	98.4
Proceeds from asset dispositions	0.7	34.8
Other	(6.0)	(0.3)

Net cash used in investing activities	(261.2)	(143.3)

Financing activities:
Proceeds from long-term debt	1,324.7	175.0
Payments of long-term debt and capital leases	(688.3)	(29.3)
Payments of loan costs and debt termination fees	(44.1)	(0.6)
Proceeds from issuance of common stock	495.5	–
Payments to retire stock and stock options	(964.9)	(0.1)
Payments to repurchase equity incentive units	–	(1.5)
Proceeds from joint venture partner contributions	8.0	–
Exercise of stock options	0.1	0.1

Net cash provided by financing activities	131.0	143.6

Net increase in cash and cash equivalents	11.3	89.8
Cash and cash equivalents, beginning of period	50.1	79.2

Cash and cash equivalents, end of period	$61.4	$169.0

Net cash paid for interest	$41.1	$63.2

Net cash paid for income taxes	$–	$1.5

VANGUARD HEALTH SYSTEMS, INC.
Consolidated Statements of Cash Flows
(In millions)

	Predecessor	(Unaudited) September 23, 2004 through March 31, 2005	(Unaudited) Nine months ended March 31, 2005 (combined basis)

	July 1, 2004 through September 22, 2004

Operating activities:
Net income (loss)	$(110.7)	$24.8	$(85.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	17.4	35.6	53.0
Provision for doubtful accounts	31.5	78.7	110.2
Deferred income taxes	(50.9)	16.1	(34.8)
Amortization of loan costs	0.5	1.8	2.3
Accretion of principal on senior discount notes	–	7.3	7.3
Loss on sale of assets	0.6	0.4	1.0
Stock compensation	96.7	0.4	97.1
Debt extinguishment costs	62.2	–	62.2
Merger expenses	23.1	0.1	23.2
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	(42.1)	(84.7)	(126.8)
Buildup of accounts receivable for recent acquisitions	–	(53.2)	(53.2)
Supplies	(0.3)	(1.2)	(1.5)
Prepaid expenses and other current assets	2.4	5.4	7.8
Accounts payable	41.4	(7.4)	34.0
Accrued expenses and other liabilities	7.0	38.6	45.6

Net cash provided by operating activities	78.8	62.7	141.5

Investing activities:
Acquisitions	(50.8)	(87.8)	(138.6)
Capital expenditures	(29.8)	(107.5)	(137.3)
Purchases of short-term investments	–	(87.8)	(87.8)
Sales of short-term investments	30.0	77.8	107.8
Proceeds from asset dispositions	0.5	0.2	0.7
Other	0.1	(6.1)	(6.0)

Net cash used in investing activities	(50.0)	(211.2)	(261.2)

Financing activities:
Proceeds from long-term debt	1,174.7	150.0	1,324.7
Payments of long-term debt and capital leases	(683.9)	(4.4)	(688.3)
Payments of loan costs and debt termination fees	(40.9)	(3.2)	(44.1)
Proceeds from issuance of common stock	494.9	0.6	495.5
Payments to retire stock and stock options	(964.9)	–	(964.9)
Proceeds from joint venture partner contributions	–	8.0	8.0
Exercise of stock options	0.1	–	0.1

Net cash provided by (used in) financing activities	(20.0)	151.0	131.0

Net increase in cash and cash equivalents	8.8	2.5	11.3
Cash and cash equivalents, beginning of period	50.1	58.9	50.1

Cash and cash equivalents, end of period	$58.9	$61.4	$61.4

Net cash paid for interest	$23.6	$17.5	$41.1

Net cash paid (received) for income taxes	$(0.1)	$0.1	$–

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Three months ended March 31,

	2005	2006	% Change
Actual:
Number of hospitals at end of period	19	19
Licensed beds at end of period	4,518	4,587
Discharges	48,363	46,378	(4.1)%
Adjusted discharges-hospitals	74,957	71,402	(4.7)%
Average length of stay	4.43	4.55	2.7%
Patient days	214,373	211,088	(1.5)%
Adjusted patient days-hospitals	332,253	324,983	(2.2)%
Patient revenue per adjusted discharge-hospitals	$6,990	$7,715	10.4%
Outpatient surgeries	21,062	20,187	(4.2)%
Emergency room visits	167,605	159,549	(4.8)%

Charity care as a percent of patient
service revenues (prior to charity deductions)	2.5%	3.4%

Provision for doubtful accounts as a percent
of patient service revenues	7.2%	8.0%

Net patient revenue payer mix:
Medicare	30.6%	27.7%
Medicaid	6.5%	7.3%
Managed care	47.5%	51.9%
Commercial	5.0%	4.4%
Self pay	10.4%	8.7%

Total	100.0%	100.0%

VANGUARD HEALTH SYSTEMS, INC.
Selected Operating Statistics (Unaudited)

	Nine months ended March 31,

	2005 (combined)	2006	% Change

Actual:
Number of hospitals at end of period	19	19
Licensed beds at end of period	4,518	4,587
Discharges	124,870	136,701	9.5%
Adjusted discharges-hospitals	188,371	216,691	15.0%
Average length of stay	4.25	4.42	4.0%
Patient days	531,159	604,249	13.8%
Adjusted patient days-hospitals	801,272	957,823	19.5%
Patient revenue per adjusted discharge-hospitals	$6,926	$7,376	6.5%
Outpatient surgeries	52,854	60,585	14.6%
Emergency room visits	426,646	484,152	13.5%

Charity care as a percent of patient
service revenues (prior to charity deductions)	2.6%	3.3%

Provision for doubtful accounts as a percent
of patient service revenues	7.9%	8.0%

Net patient revenue payer mix:
Medicare	30.6%	28.7%
Medicaid	6.6%	7.2%
Managed care	46.1%	49.7%
Commercial	5.0%	4.5%
Self pay	11.7%	9.9%

Total	100.0%	100.0%

Same hospital:
Number of hospitals	16	16
Total revenues (in millions)	$1,515.0	$1,608.6	6.2%
Discharges	116,377	112,599	(3.2)%
Adjusted discharges-hospitals	172,105	169,238	(1.7)%
Average length of stay	4.20	4.37	4.0%
Patient days	488,943	492,082	0.6%
Adjusted patient days-hospitals	723,078	739,608	2.3%
Patient revenue per adjusted discharge-hospitals	$6,912	$7,430	7.5%
Outpatient surgeries	48,060	45,983	(4.3)%
Emergency room visits	398,863	400,196	0.3%

Contact: Vanguard Health Systems, Inc.
                Aaron Broad, Director Investor Relations
                (615) 665-6131